Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

The Board of Directors
Euronet Worldwide, Inc.:

We consent to the incorporation by reference in the registration statement (Nos. 333-84046, 333-105478, 333-111361, 333-111363, 333-117948, 333-128228 and 333-231252) on Form S-3, (No. 333-116938) on Form S-4, and (Nos. 333-24539, 333-83555, 333-44890, 333-64634, 333-71766, 333-98013, 333-102875, 333-116920, 333-136485, 333-161245, 333-176238, and 333-190337) on Form S-8 of Euronet Worldwide, Inc. and subsidiaries (the Company) of our report dated February 19, 2021, with respect to the consolidated balance sheets of the Company as of December 31, 2020, and 2019, and the related consolidated statements of operations, comprehensive income, changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2020, and the related notes (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of December 31, 2020, which report appears in the December 31, 2020 annual report on Form 10-K of Euronet Worldwide, Inc.

Our report refers to the Company’s adoption of Accounting Standards Codification Topic 842, Leases, in 2019.

/s/ KPMG LLP
Kansas City, Missouri
February 19, 2021